UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2019

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRG	NYSE American
8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrA	NYSE American
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrC	NYSE American
7.125% Series D Cumulative Preferred Stock, $0.01 par value per share	BRG-PrD	NYSE American

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of each class
Series B Redeemable Preferred Stock, $0.01 par value per share
Warrants to Purchase Shares of Class A Common Stock, $0.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As previously disclosed in the Current Report on Form 8-K filed by Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”) on October 4, 2019, at the Company’s annual meeting of stockholders on September 30, 2019, the Company’s common stockholders approved Articles of Amendment (the “Articles of Amendment”) to the Articles Supplementary dated February 26, 2016 (the “Original Articles Supplementary”) for the Company’s Series B redeemable preferred stock (the “Series B Preferred Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock (the “Class A Common Stock”). On October 28, 2019, the Company filed the Articles of Amendment with the Maryland State Department of Assessments and Taxation.

Under the Articles of Amendment, existing Section 4(a) of the Original Articles Supplementary was deleted in its entirety, and replaced with a new Section 4(a) to allow for the proration of dividends on newly-issued shares of Series B Preferred Stock based on the actual number of days in any calendar month during which such shares of Series B Preferred Stock are outstanding (the “Series B Preferred Dividend Proration Amendment”). The Series B Preferred Dividend Proration Amendment allows for dividends on the newly-issued Series B Preferred Stock to be prorated with respect to any shares of Series B Preferred Stock that are outstanding for less than the total number of days in the dividend period immediately preceding the applicable dividend payment date.

Also under the Articles of Amendment, existing Sections 2(g), 6(b), 7(b), 8(b), and 9(a) of the Original Articles Supplementary were deleted in their entirety, and inserted in their respective places were new Sections 2(g), 6(b), 7(b), 8(b), and 9(a) to reduce the number of trading days to be utilized in calculating the redemption price at which shares of Series B Preferred Stock are redeemed, and to reduce the notice period for redemptions by the Company thereof . Under the Articles of Amendment, the redemption price applicable upon redemption of any shares of Series B Preferred Stock will be based on the closing price of the Class A Common Stock on the single trading day prior to the redemption date, such that the redemption price will more accurately reflect the fair market value of the Class A Common Stock as of the date of redemption. Finally, under the Articles of Amendment, the notice period for redemptions of the Series B Preferred Stock initiated by the Company was reduced from up to thirty (30) days to no less than fourteen (14) days, such that the Company will be required to provide notice of any such redemption to the holders of the shares of Series B Preferred Stock to be redeemed no less than fourteen (14) days prior to the redemption date, to enable the Company to evaluate market conditions with respect to any redemption of shares of Series B Preferred Stock initiated by the Company closer to the actual date of redemption.

The Articles of Amendment became effective upon filing on October 28, 2019. The total number of shares of Series B Preferred Stock that the Company has authority to issue after giving effect to the Articles of Amendment is 1,225,000. There has been no increase in the authorized shares of stock of the Company effected by the Articles of Amendment.

The foregoing description of the Articles of Amendment is a summary and is qualified in its entirety by the terms of the Articles of Amendment, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of the Company, dated October 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: October 31, 2019	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment of the Company, dated October 28, 2019